Exhibit 10.52 ***Text Omitted Filed Separately
                                          Confidential Treatment Request
                                Under 17 C.F.R. Subsection 200.80(b)(4),
                                                    200.83 and 240.24b-2




                                                          EXHIBITS 10.53


           GLOBAL NAPs, INC. TELEPHONE SWITCH SERVICE AGREEMENT

     Global NAPs, INC. ("GLOBAL") and eFax.com("CLIENT") hereby agree, subject to the GLOBAL's General Terms and Conditions, which are incorporated herein by reference, that GLOBAL shall provide to CLIENT the following service as set out below:

1.   Description of Service: GLOBAL shall provide  CLIENT with telephone
     ----------------------
     service as may be more particularly described as follows: To Be Determined By Separate Letter Agreement PRIs. Client shall be serviced from GLOBAL's facility/facilities at To Be Determined By Separate Letter Agreement.

2.   Start Date: To Be Determined By Separate Letter Agreement
     ----------

3.   Compensation
     ------------

     CLIENT agrees to pay GLOBAL a one time set up fee of [...***...]
     per trunk, and an annual charge of [...***...] per trunk to be paid in Twelve (12) monthly installments of [...***...] per month per trunk. CLIENT acknowledges that this figure reflects a discount which shall be granted if, and only if, payment is received by GLOBAL on or before the first day of the month. If payment is not received by the first day of the month, CLIENT will pay [...***...] per month per trunk. CLIENT shall pay for electrical power. In addition thereto, CLIENT shall pay GLOBAL for all outgoing telephone calls according to the rates and terms set forth in GLOBAL's tariff, or in accordance with the rates and terms set forth in the special agreement between GLOBAL and CLIENT, if any.

4.   Payment
     -------

     4.1 CLIENT shall pay GLOBAL the set up fee and the first monthly trunk charge upon execution of this Agreement. Subsequent monthly trunk charges shall be paid in advance of the month to which they apply. GLOBAL shall invoice CLIENT for outbound service, and these invoices shall be paid within Thirty (30) days following the date of CLIENT's invoice. CLIENT's payments to GLOBAL shall be made without set off.

     4.2 Any charges not paid when due, shall be subject to late charges at one and one-half percent (1 1/2%) per month.

* Confidential Treatment Requested

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     4.3   GLOBAL may terminate this Agreement upon Ten (10) days written notice and without waiving any other rights if any charge is not paid in full within Fifteen (15) days after the due date. In such event, CLIENT shall be responsible for all unpaid charges plus all of GLOBAL's costs and expenses associated with the collection of said unpaid charges (including attorneys' fees) .

5.   Certain Federal. State and Local Taxes
     --------------------------------------

     5.1 Any state or local excise, sales, or use taxes (excluding any taxes on income) resulting from the performance of this Agreement shall be borne by the Party upon which the obligation for payment is imposed under applicable law even if the obligation to collect and remit such taxes is placed upon the other Party. Each Party shall be responsible for filing all returns for federal, state or local sales, use, excise, governmental, or other taxes or tax-like fees imposed on or with respect to its services.

     5.2 To the extent permitted by applicable law, the Party obligated to pay such taxes may contest the same in good faith and shall be entitled to the benefit of any refund, provided that such Party cannot permit any lien to exist on any assets of the other Party by reason of any such contest.

WITNESS our hands and seals this 20th day of April, 1999.

                                         Global NAPs Realty, Inc. ("GLOBAL")
                                         By:   /s/ WILLIAM ROONEY
                                             -----------------------------
                                             (Signature)
                                                  William Rooney
                                             -----------------------------
                                             (Name)
                                                   Vice President
                                             -----------------------------
                                             (Title)

eFax.com
1378 Willow Road
Menlo Park, CA 94025-1430
tel: 650-688-3815
fax: 650-688-6880

e-mail: josh@efax.com
("CLIENT")
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By:     /s/  ROBERT POLLOCK
      -------------------------------
      Robert Pollock, President & COO

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